UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2014 (April 16, 2014)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

As disclosed in the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2014 (the “Prior 8-K”), on April 15, 2014, the registrant entered into a Securities Purchase Agreement with five accredited investors (the “Investors”).

At the closing of the transactions contemplated under the Securities Purchase Agreement, which occurred on April 16, 2014 (the “Closing”), the registrant sold and issued to the Investors, the registrant’s senior secured convertible promissory notes with aggregate principal amount of $4,575,000 (the “Notes”) and warrants to purchase 4,097,015 shares of the registrant’s common stock (the “Warrants”).  The terms and conditions of the Notes and Warrants that are material to the registrant are described in the Prior 8-K, which descriptions are incorporated in this Item 1.01 by reference.

At the Closing, the registrant received gross proceeds of approximately $4 million, including approximately $2.3 million placed in a control account pursuant a Special Deposit Account Control Agreement as described in the Prior 8-K.  Roth Capital Partners, LLC acted as placement agent in connection with the Closing, and will receive as compensation, (a) cash fee of $111,515.25 as well as 6.5% of any amount that the registrant draws from the control account, and (b) a warrant to purchase up to 10% of the shares of the registrant’s common stock issuable from conversion of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 with respect to the Notes are incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, on April 16, 2014, in connection with and pursuant to the Securities Purchase Agreement, the registrant sold the Notes and Warrants to the Investors for gross proceeds of approximately $4 million.  Such sales were exempt from registration pursuant to Regulation D under the Securities Act.  The registrant made this determination based on the representations of the Investors, which included, in pertinent part, that each Investor was an “accredited investor” as that term is defined in Rule 501 of Regulation D, and that such Investor was acquiring the Notes and Warrants for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such Investor understood that the Notes and Warrants may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
4.1	Form of the Notes issued to the Investors (1)
4.2	Form of the Warrants issued to the Investors (1)

(1)	Incorporated by reference to the registrant’s Form 8-K filed on April 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date:	April 22, 2014	(Registrant)

		By:	/s/ Alain J. Castro
Alain J. Castro
Chief Executive Officer